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Exhibit 23.4

        We hereby consent to the incorporation by reference of any reserves and other analyses performed by us in our capacity as an independent consultant to Apex Silver Mines Limited (the "Company"), which are set forth in the Annual Report on Form 10-K for the year ended December 31, 2003, in the Registration Statement on Form S-3 relating to the shelf registration of $200,000,000 of various securities, or any related abbreviated registration statement filed by the Company with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, or in any amendment to any of the foregoing, or to any prospectuses or amendments or supplements thereto. We also consent to the reference to us under the heading "Experts" in such Registration Statements and any prospectuses.

MINE RESERVES ASSOCIATES, INC.
/s/ DONALD C. ELKIN Name: Donald C. Elkin Title: President

July 6, 2004

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  Exhibit 23.4